Exhibit (c)(3)

CONFIDENTIAL 14 MARCH 2008 DRAFT DISCUSSION MATERIALS

Disclaimer The information herein has been prepared by Lazard based upon information supplied by Tower Group, Inc. (the Company) and CastlePoint Holdings, Ltd. (CastlePoint) or publicly available information and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company and CastlePoint with respect to the anticipated future performance of the Company and CastlePoint. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, CastlePoint or any other entity, or concerning solvency or fair value of the Company, CastlePoint or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and CastlePoint to the future financial performance of the Company or CastlePoint. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of Tower Group, Inc. (the Special Committee), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. IRS Circular 230 Disclosure: This memorandum was not intended or written to be used and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.

CONFIDENTIAL
Project Reunion

Table of Contents

I	MARKET PERSPECTIVES ON TOWER	1
II	MARKET PERSPECTIVES ON CASTLEPOINT	6
III	HISTORICAL VALUATION AND MARKET PERFORMANCE CASTLEPOINT & TOWER	13
IV	OVERVIEW OF SELECTED TRANSACTION STRUCTURES	18
V	ACCRETION/DILUTION – TOWER ACQUIRES CASTLEPOINT	20
VI	ACCRETION/DILUTION – CASTLEPOINT ACQUIRES TOWER	25
Appendix		29

LAZARD

I Market Perspectives on Tower

I MARKET PERSPECTIVES ON TOWER Public Market Valuation Summary ($ in millions; except per share amounts) 1-YEAR PRICE/VOLUME HISTORY 1-YEAR INDEXED PRICE HISTORY Price Volume Indexed Price $60.00 2,000,000 175 Average Total Return 50.00 1 Month: $27.37 6 Months: $29.42 150 1 Month: (10%) 6 Months: (1%) 1,500,000 3 Months: 29.58 1 Year: 29.78 3 Months: (25%) 1 Year: (27%) 40.00 125 1,000,000 30.00 100 (7%) 500,000 (9%) 20.00 75 (27%) 10.00 0 50 12 Mar 07 24 May 07 5 Aug 07 17 Oct 07 29 Dec 07 12 Mar 08 12 Mar 07 24 May 07 5 Aug 07 17 Oct 07 29 Dec 07 12 Mar 08 Tower Specialty P&C Index (a) S&P 500 SUMMARY FINANCIAL INFORMATION AND VALUATION STATISTICS (LTM ENDED 12/31/07) 2007 Total Revenues LTM (b) $429.2 Share Price (03/12/08) $24.38 2007 Net Operating Income LTM 54.7 Diluted Shares Outstanding (mm) 23.4 Adj. Shareholders' Equity (12/31/07) (c) 317.7 FD Market Equity Value $570.7 Debt 101.0 2008E EPS (d) $2.95 Price/2008E EPS (d) 8.3 x 2009E EPS (d) 3.37 Price/2009E EPS (d) 7.2 Indicated Annual Dividend 0.20 Price/Book Value 1.83 x Long-Term Growth Rate 22.5 % Price/Adjusted Book Value (c) 1.78 Debt/Total Capital 24.6 % Ind. Dividend Yield/'08E Payout 0.8/6.8% 52-Week High (12/24/07)/Low (09/10/07) $35.50/$24.13 Sources: FactSet (3/12/08) and company filings. (a) Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley. (b) Excluding net realized gains (losses). (c) Excludes accumulated other comprehensive income (AOCI). (d) IBES median consensus. 1

I MARKET PERSPECTIVES ON TOWER Summary of Analyst Estimates and Recommendations RECOMMENDATION SUMMARY RECOMMENDATION SUMMARY Analyst coverage is limited Hold 17% No large capital markets banks cover the stock Median price target at $39.25 per share Buy 83% PRICE TARGETS & EARNINGS ESTIMATES CONSENSUS RATING TREND Price Estimated EPS Rating Price Firm Name Rating Target 2008E 2009E Date 5 $50.00 Piper Jaffray Buy $46.00 $2.95 $3.55 03/10/08 Keefe, Bruyette & Woods Neutral 30.00 2.90 3.20 03/07/08 40.00 4 KeyBanc Outperform 38.50 2.95 3.40 03/07/08 Fox-Pitt Kelton Outperform 30.00 2.95 3.25 03/06/08 30.00 Friedman, Billings, Ramsey Outperform 40.00 3.00 3.70 03/06/08 3 Sidoti & Company Buy 40.00 2.90 3.34 02/19/08 20.00 High $46.00 $3.00 $3.70 2 Consensus Mean 37.42 2.94 3.41 10.00 Statistics Median 39.25 2.95 3.37 Low 30.00 2.90 3.20 1 0.00 Buy 83% Current Price: $24.38 12 Mar 07 24 May 07 5 Aug 07 17 Oct 07 29 Dec 07 12 Mar 08 Hold 17% % Difference vs. Median: (38%) Rating Consensus Share Price Sell 0% 5=Buy 3=Hold 1=Sell Sources: FactSet (3/12/08), Bloomberg and equity research. 2

I MARKET PERSPECTIVES ON TOWER Selected Analyst Commentary “We reiterate our Buy rating on shares of TWGP. We believe the company and shareholders remain well positioned to benefit from Tower's strategy of growth and various dislocations in the marketplace that eventually rise due to the soft pricing environment.” Piper Jaffray, 3/10/2008 “Tower Group reported one of the strongest 4Q07 results in the insurance industry, with EPS rising 69%. TWGP shares responded by declining 9.6%. Despite difficult equity market conditions for financial stocks, we view the precipitous decline in TWGP value as a significant overreaction, especially in light of the fact that TWGP generated an ROE of 23% in 4Q07 and we anticipate 2008 ROE will be at the 20% level.” KeyBanc, 3/7/2008 “Multiples in the P&C industry have been declining, particularly for higher growth companies, and we feel our revised multiple is more reflective of current softening market conditions and investor sentiment. TWGP is a high growth/high performance insurer whose stock, in our view, justifiably trades at a significant premium to peers.” Keefe, Bruyette & Woods, 3/7/2008 “We believe that Tower Group is one of the only companies that will be able to maintain strong double-digit growth for the next several years. This will be driven by further expansion within the Northeast (aided by the Preserver deal), additional acquisitions of small insurance companies with capital/technology/expense limitations and recent geographic expansion into FL, TX and CA…We believe Tower's ability to produce peer group leading premium growth, earnings growth and ROE warrants a premium valuation. However, following the recent sell-off, the stock currently trades at a discount to its peers.” Fox-Pitt Kelton, 3/6/2008 “Tower Group is one of the few true growth stories in the insurance industry. TWGP has a stellar track record of loss and expense management. Through its multiyear reinsurance arrangement with CastlePoint, TWGP has access to low-cost capital. Tower is highly acquisitive, buying insurance companies that have high expenses but predictable losses. In addition, the company focuses on small commercial lines, a segment of the insurance market that tends to remain price adequate throughout the insurance cycle and generates predictable losses as it is characterized by high-frequency, low-severity events.” “We believe that an insurer such as Tower, which is growing at over 20%, generates a return on equity over 20%, has little catastrophe exposure, has predictable earnings, and carries a significant and sustainable competitive advantage, should trade to a mid- to high- teens multiple of forward earnings.” Friedman, Billings, Ramsey & Co., 11/07/2007 “The rating (A-) reflects the group's historically strong underwriting results, good capitalization and the operational advantages each company in the group realizes as subsidiaries of Tower Group, Inc. These positive rating factors are somewhat offset by the company's aggressive growth on a direct and net basis, appetite for acquisitions and geographic concentration in downstate New York. The group's financial and competitive position is susceptible to changes in local market dynamics and any potential losses related to catastrophes; both natural and man-made. The outlook reflects the company's solid operating performance, adequate risk-adjusted capitalization relative to current ratings that is offset by its aggressive operating strategy. Although the group has been successful in funding its growth and acquisition prowess, Tower has relied heavily on external financing with organic earnings contributing moderately to surplus growth during the most recent five-year period.” A.M. Best, 7/12/2007 3

I MARKET PERSPECTIVES ON TOWER Shareholder Ownership Summary TOP SHAREHOLDERS INSIDERS Rank Holder Name # Shares % O/S 1 Michael H. Lee 2,867,867 12.4 2 Francis M. Colalucci 25,907 0.1 3 Gary S. Maier 20,122 0.1 4 Charles A. Bryan 10,181 0.0 5 Austin P. Young 8,181 0.0 6 Steven W. Schuster 7,181 0.0 7 Stephen L. Kibblehouse 6,526 0.0 8 Christian K. Pechmann 6,040 0.0 9 Patrick J. Haveron 5,561 0.0 10 Laurie Ranegar 5,109 0.0 Top 10 Insiders 2,962,675 12.8 Total Insiders 2,966,726 12.8 INSTITUTIONS Rank Holder Name # Shares % O/S 1 Wasatch Advisors 1,392,866 6.0 2 Friess Associates 1,114,480 4.8 3 Barclays Global Invest. 1,065,313 4.6 4 King Investment Advisors 1,052,254 4.5 5 Lord Abbett & Co. 865,810 3.7 6 Wells Capital Mgmt. 818,345 3.5 7 Nwq Investment Mgmt. 794,180 3.4 8 Provident Investment Counsel 698,682 3.0 9 Parnassus Invest. 675,000 2.9 10 UBS Global Asset Mgmt. 669,694 2.9 Top 10 Institutions 9,146,624 39.4 Total Institutions 21,689,090 93.5 Total 23,192,000 100.0 BREAKDOWN OF CURRENT OWNERSHIP Insiders 13% Institutions 87% INST. HOLDERS – INVESTMENT STYLE Value 13% Index 16% Growth 40% GARP 31% Source: FactSet (3/12/08). 4

I MARKET PERSPECTIVES ON TOWER Strategic Assessment: Observations on Tower Group POSITIVES Strong regional franchise Solid market position in New York with broad product offerings Strong distribution through retail and wholesale channels High customer retention Focus on profitable markets and lines Selective geographic expansion into nearby Northeastern states Strong risk-adjusted capitalization Focus on low hazard risks Attractive underwriting results Seeking to diversify geographic concentration Increased financial flexibility due to CastlePoint relationship Efficient capital management to enhance ROE CHALLENGES Geographic concentration Exposed to catastrophic losses due to concentrated business in down-state New York Risk of losses due to terrorism, though this is reduced by reinsurance and TRIA Significant reliance on external financing/capital Reinsurance concentration due to quota share agreement with CastlePoint Softening rate environment may eventually lead to an erosion of profitability Ability to expand into new geographies Expansion into new markets may lead to less attractive underwriting results relative to current book of business Additional expenses associated with expansion M&A execution risks Availability of suitable M&A targets Managing ongoing business/ operational relationship with CastlePoint 5

II Market Perspectives on CastlePoint

II MARKET PERSPECTIVES ON CASTLEPOINT Overview of CastlePoint Tower sponsored the formation of CastlePoint in April 2006 Differentiated from other Bermuda-based reinsurers through its focus on low hazard high frequency business Business premised on sharing risk with primary insurer as opposed to writing excess or catastrophe coverage Creates alignment of interests with primary writers Solves capital need for small insurance companies (<$100 mm surplus) Business consists of the following Quota share reinsurance Primary risk sharing or pooling Program business, which is written directly Tower accounts for substantial majority of current premium volume 6

II MARKET PERSPECTIVES ON CASTLEPOINT Premium Growth & Diversification Net premiums written grew 107% in 3Q’07 Net premiums written from clients other than Tower 26% of total in 3Q’07 Approximately $400 million premiums originated for 2007 $100 80 60 40 20 0 2Q'06 3Q'06 4Q'06 1Q'07 2Q'07 3Q'07 From Tower From Other Clients Source: Company filings. 7

II MARKET PERSPECTIVES ON CASTLEPOINT Public Market Valuation Summary ($ in millions; except per share amounts) PRICE/VOLUME HISTORY SINCE IPO Price Volume $25.00 6,000,000 Average 1 Month: $12.09 6 Months: $11.85 5,000,000 20.00 3 Months: 11.99 Since IPO: 13.12 4,000,000 15.00 3,000,000 10.00 2,000,000 5.00 1,000,000 0.00 0 23 Mar 07 2 Jun 07 12 Aug 07 22 Oct 07 1 Jan 08 12 Mar 08 INDEXED PRICE HISTORY SINCE IPO Indexed Price 175 Total Return 150 1 Month: (18%) 6 Months: (6%) 3 Months: (11%) Since IPO: (35%) 125 6% 100 (9%) 75 (35%) 50 23 Mar 07 2 Jun 07 12 Aug 07 22 Oct 07 1 Jan 08 12 Mar 08 CastlePoint Bermuda Reinsurers Index (a) S&P 500 SUMMARY FINANCIAL INFORMATION AND VALUATION STATISTICS 2007 Total Revenues (b) $285.3 2007 Net Operating Income 41.0 Adj. Shareholders' Equity (c) 422.9 Debt 134.0 2008E EPS (d) $1.80 2009E EPS (d) 2.20 Indicated Annual Dividend 0.10 Long-Term Growth Rate 13.5 % Debt/Total Capital 24.1 % Share Price (03/12/08) $10.50 Diluted Shares Outstanding (mm) 38.6 FD Market Equity Value $404.9 Price/2008E EPS (d) 5.8 x Price/2009E EPS (d) 4.8 Price/Book Value 0.95 x Price/Adjusted Book Value (c) 0.95 Ind. Dividend Yield/'08E Payout 1.0/5.6% 52-Week High (03/27/07)/Low (03/10/08) $16.50/$10.12 Sources: FactSet (3/12/08) and company filings. (a) Includes Aspen, Endurance, PartnerRe, Oddysey Re and Platinum Underwriters. (b) Excluding net realized gains (losses). (c) IBES median consensus. (d) Excludes accumulated other comprehensive income (AOCI). 8

II MARKET PERSPECTIVES ON CASTLEPOINT Summary of Analyst Estimates and Recommendations RECOMMENDATION SUMMARY Analyst coverage is limited No large capital markets banks cover the stock Median price target at $16.00 per share PRICE TARGETS & EARNINGS ESTIMATES Price Estimated EPS Firm Name Rating Target 2008E 2009E Date Fox-Pitt Kelton Outperform $13.00 $1.75 $2.00 03/07/08 Friedman, Billings, Ramsey Outperform 17.00 1.75 2.20 03/07/08 Keefe, Bruyette & Woods Outperform 16.00 1.80 2.30 03/07/08 KeyBanc Buy 16.00 1.80 2.20 03/07/08 Piper Jaffray Buy 19.00 1.80 -- 02/04/08 High $19.00 $1.80 $2.30 Consensus Mean 16.20 1.78 2.18 Statistics Median 16.00 1.80 2.20 Low 13.00 1.75 2.00 Buy 100% Current Price: $10.50 Hold 0% % Difference vs. Median: (34%) Sell 0% RECOMMENDATION SUMMARY Buy 100% CONSENSUS RATING TREND Rating Price 5 $20.00 16.00 4 12.00 3 8.00 2 4.00 1 0.00 23 Mar 07 2 Jun 07 12 Aug 07 22 Oct 07 1 Jan 08 12 Mar 08 Rating Consensus Share Price 5=Buy 3=Hold 1=Sell Sources: FactSet (3/12/08), Bloomberg and equity research. 9

II MARKET PERSPECTIVES ON CASTLEPOINT Selected Analyst Commentary “Over the near term, CastlePoint is very much in a "show me" position as investors want to see premiums from the deals that have been signed and those that are in the pipeline begin to have a more meaningful impact on the income statement (2007 premiums fell short of guidance due to timing issues - $376 mln actual vs $400-$425 mln guidance). Until then, we believe that the shares will struggle to trade much above book value…CastlePoint has a strong pipeline, which should result in continued strong top-line growth through 2008 and into 2009. Absent any adjustment in retention, our projections place year-end 2009 premiums/equity leverage at 1.3x, which we believe will be difficult given A.M. Best's generally unfavorable view of strong growth.” Fox-Pitt Kelton, 3/7/2008 “We are bullish on CPHL. Not only does the company now trade at a discount to its book value of $11.02, but its top-line growth is also the strongest of the insurers that we follow. Return on equity has accelerated and now stands at 12.0%. We are projecting a very satisfactory ROE of 14.9% for 2008. More importantly, those returns are stable and predictable. The company's sliding-scale commission structure leads to a relatively stable combined ratio and underwriting profit margin. Combine that with an insurance/reinsurance hybrid model, a significant tax advantage, and arguably the best management team in the insurance business, and CPHL is one of the most compelling names in our coverage.” Friedman, Billings, Ramsey & Co., 3/7/2008 “Operating EPS growth of 57% for 4Q07 was substantially better than the reinsurance industry. The earnings growth demonstrated by CPHL in 4Q07 and FY07 would be impressive in market conditions that were favorable. The performance is almost unprecedented given the current soft pricing environment that affected the property/casualty insurance industry in 2007. It is difficult to comprehend why investors chose to drive the shares of CPHL down to below book value of $11.08 on the news. We view the current weakness as a buying opportunity.” KeyBanc, 3/7/2008 “Multiples in the P&C industry have been declining, and we feel our revised multiple is more reflective of current softening market conditions and investor sentiment. We expect the company's current multiple to expand as ROE improves to 15.2% in 2008 and 16.7% in 2009, up from operating ROE of 10.9% in 2007.” Keefe, Bruyette & Woods, 3/7/2008 “We anticipate TWGP represents the majority of CastlePoint business over the next couple of years. However, we anticipate the focused approach of providing access to certain programs, ratings and geography to smaller capitalized insurance companies yields substantial growth opportunities over the long run. We expect underwriting similar programs of risk, with program underwriting agents boxed in, yields consistent combined ratio results.” Piper Jaffray, 11/19/2007 “We remain bullish on the outlook for the company based on the following: (1) With business from Tower growing faster than expected and third-party business expanding rapidly, we expect CPHL to utilize quickly its available capacity. In addition, we anticipate an acquisition by CPHL, further adding to the top line. (2) Prices appear to be holding up well in the small commercial lines segment.” “The major issue facing CPHL is its low stock valuation. At 1.1x book value, shares of CPHL are trading at multiples that effectively prohibit capital raises that would facilitate acquisitions and the expansion of third-party business.” Friedman, Billings, Ramsey & Co., 11/07/2007

II MARKET PERSPECTIVES ON CASTLEPOINT Shareholder Ownership Summary TOP SHAREHOLDERS INSIDERS Rank Holder Name # Shares % O/S 1 Tower Group 3,682,000 9.6 2 Northwestern Mutual Life 2,000,000 5.2 3 Lee, Michael H. 924,138 2.4 4 Weiner, Joel S. 75,116 0.2 5 Beitz, Joseph P. 22,000 0.1 6 Robbie, William A. 19,529 0.1 7 Van Gorder, Jan R. 14,529 0.0 8 Smith, Robert S. 11,529 0.0 9 Doyle, Gregory T. 5,000 0.0 10 Barrow, Richard M. 3,000 0.0 Top 10 Insiders 6,756,841 17.6 Total Insiders 6,756,841 17.6 INSTITUTIONS Rank Holder Name # Shares % O/S 1 ADAR Investment Mgmt. 1,355,400 3.5 2 UBS Global Asset Mgmt. 1,188,991 3.1 3 Capital Research & Mgmt. 1,186,700 3.1 4 U.S. Trust Co. of New York 885,028 2.3 5 Eubel Brady & Suttman Asset Mgmt. 836,035 2.2 6 King Investment Advisors 635,795 1.7 7 Becker Capital Mgmt. 634,437 1.7 8 Lazard Asset Mgmt. 630,959 1.6 9 Mazama Capital Mgmt. 578,000 1.5 10 Friedman, Billings & Ramsey 500,534 1.3 Top 10 Institutions 8,431,879 22.0 Total Institutions 18,960,676 49.5 Retail 12,571,483 32.8 Total 38,289,000 100.0 BREAKDOWN OF CURRENT OWNERSHIP Insiders 18% Institutions 49% Retail 33% INST. HOLDERS – INVESTMENT STYLE Index Yield 5% 1% Value 23% GARP 38% Growth 33% Source: FactSet (3/12/08). 11

TOWER GROUP
II. MARKET PERSPECTIVES ON CASTLEPOINT

Preliminary Strategic Assessment: Observations on CastlePoint

POSITIVES	CHALLENGES

▪ Benefits from significant volume of profitable business originated by Tower
▪ Unique reinsurance model focused on low severity high frequency risks
▪ Quota share arrangements, with sliding commission scale, mitigates loss ratio volatility
▪ Increasing 3rd party business
  ▫ Focus on providing reinsurance to smaller insurance companies/MGAs
▪ Bermuda domicile
▪ Book of business originated in attractive primary pricing environment of recent years
	▪ Uncertainty regarding continuation of Tower relationship
	▪ Limited 3rd party business
	  ▫ Some analysts view CastlePoint as having limited franchise outside of Tower arrangments
	▪ Entering softening reinsurance market
	▪ Reliance on Tower to service program business
	▪ Limited operating history and seasoning as public company

12 LAZARD

III Historical Valuation and Market Performance CastlePoint & Tower

III HISTORICAL VALUATION AND MARKET PERFORMANCE CASTLEPOINT & TOWER Historical Valuation: 3-Year NTM Price/Earnings 20.0x Average 1-Year 2-Years 3-Years Tower 10.6x 12.3x 12.0x CastlePoint (a) 7.3 -- -- 17.5 Specialty P&C (b) 11.0 11.8 11.8 Bermuda Reinsurers (c) 7.7 7.5 7.5 15.0 12.5 10.0 9.2x 8.0x 7.5 6.9x 5.5x 5.0 12 Mar 05 17 Oct 05 24 May 06 29 Dec 06 5 Aug 07 12 Mar 08 Tower CastlePoint Specialty P&C (b) Bermuda Reinsurers (c) Source: FactSet (3/12/08). (a) Since IPO. (b) Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley. (c) Includes Aspen, Endurance, PartnerRe, OddyseyRe and Platinum Underwriters. 13

III HISTORICAL VALUATION AND MARKET PERFORMANCE CASTLEPOINT & TOWER Historical Valuation: 3-Year Price/Reported Book Value 5.00x Average 1-Year 2-Years 3-Years 4.50 Tower 2.57x 3.19x 2.92x CastlePoint (a) 1.27 -- -- Specialty P&C (b) 1.76 1.92 1.94 4.00 Bermuda Reinsurers (c) 1.07 1.10 1.12 3.50 3.00 2.50 2.00 1.83x 1.50 1.47x 0.95x 1.00 0.91x 0.50 12 Mar 05 17 Oct 05 24 May 06 29 Dec 06 5 Aug 07 12 Mar 08 Tower CastlePoint Specialty P&C (b) Bermuda Reinsurers (c) Source: FactSet (3/12/08). (a) Since IPO. (b) Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley. (c) Includes Aspen, Endurance, PartnerRe, Oddysey Re and Platinum Underwriters. 14

III HISTORICAL VALUATION AND MARKET PERFORMANCE CASTLEPOINT & TOWER Historical Price Performance: 3-Year Indexed Total Return 300 Total Return 1-Year 2-Years 3-Years Tower (27%) 15% 89% CastlePoint (a) (35) -- -- Specialty P&C (b) (9) 3 37 250 Bermuda Reinsurers (c) 8 32 25 200 89% 150 37% 25% 100 (35%) 50 12 Mar 05 17 Oct 05 24 May 06 29 Dec 06 5 Aug 07 12 Mar 08 Tower CastlePoint Specialty P&C (b) Bermuda Reinsurers (c) Source: FactSet (3/12/08). (a) Since IPO. (b) Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley. (c) Includes Aspen, Endurance,PartnerRe, OddyseyRe and Platinum Underwriters. 15

III HISTORICAL VALUATION AND MARKET PERFORMANCE CASTLEPOINT & TOWER Tower/CastlePoint Price Performance Since CPHL IPO $50.00 Average Tower CastlePoint 10-Day $26.30 $11.22 30-Day 27.37 12.10 60-Day 28.12 12.20 40.00 180-Day 29.49 11.86 Since CPHL IPO 29.67 13.12 30.00 $24.38 20.00 $10.50 10.00 0.00 23 Mar 07 2 Jun 07 12 Aug 07 22 Oct 07 1 Jan 08 12 Mar 08 Tower CastlePoint Source: FactSet (3/12/08). 16

III HISTORICAL VALUATION AND MARKET PERFORMANCE CASTLEPOINT & TOWER Company Forecasts vs. IBES ($ in millions; except per share amounts) TOWER 2008E IBES Mgmt. Mgmt. vs. Consensus Estimate IBES Net Income $68.5 $68.5 $0.0 EPS 2.95 2.95 (0.00) 2009E IBES Mgmt. Mgmt. vs. Consensus Estimate IBES Net Income $82.4 $81.4 ($0.9) EPS 3.37 3.50 0.13 CASTLEPOINT 2008E IBES Mgmt. Mgmt. vs. Consensus Estimate IBES Net Income $67.8 $69.4 $1.6 EPS 1.80 1.80 (0.00) 2009E IBES Mgmt. Mgmt. vs. Consensus Estimate IBES Net Income $81.2 $86.1 $4.9 EPS 2.20 2.23 0.03 Source: FactSet (3/12/08). 17

IV Overview of Selected Transaction Structures

TOWER GROUP

IV OVERVIEW OF SELECTED TRANSACTION STRUCTURES

Summary Description of Potential Transaction Structures

The CEO of Tower/CastlePoint has suggested two potential transaction structures

	OPTION A	OPTION B

DESCRIPTION	▪ **All cash acquisition of Tower by CastlePoint**
	▪ **Sources:**
	  ▪ [redacted] is primary source of funding for transaction
	    — Buys common stock from CastlePoint
	  ▪ Remainder of cash comes from CastlePoint ($145 mm)
	  ▪ Cash of $200 mm from debt issued by CPHL
	  ▪ CastlePoint (Bermuda) remains offshore company for tax purposes
	▪ **Transaction structure based on preliminary discussions with CastlePoint financial advisor and Tower management**
		▪ **Tower acquires CastlePoint with a combination of stock & cash**
		▪ **Sources:**
		  ▪ Cash of $75 mm from new debt issued by Tower
		  ▪ CastlePoint cash ($145 mm) used to repurchase shares or reduce purchase price (e.g., dividend)
		▪ **Transaction structure based on preliminary discussions with Tower management**

OBSERVATIONS	▪ **No material cash drags on earnings created (i.e., Bermuda platform preserved)**
	  ▪ Intangibles are amortized over time
	▪ **Substantial goodwill created**
		▪ **Significant negative synergies**
		  ▪ Increased effective tax rate
		  ▪ TRM accounting treatment change
		▪ **Provides ability for Tower and CastlePoint shareholders to participate in combined business going forward**

18 LAZARD

IV OVERVIEW OF SELECTED TRANSACTION STRUCTURES Side-by-Side Analysis Tower CastlePoint Market Data: Current Share Price $24.38 $10.50 % of 52W High 69% 64% % of 52W Low 101% 104 % FD Market Capitalization $571 $405 Diluted Shares O/S (mm) 23.409 38.562 Analysts Median Price Target $39.25 $16.00 Price as a Multiple of: EPS: 2008E (a) 8.3 x 5.8 2009E (a) 7.2 4.8 Book Value (12/31/07): Reported 1.83 x 0.95 x Adjusted (b) 1.78 0.95 Selected Ratios: '08 - '09 EPS Growth 14.2% 22.2% 2008E Dividend Payout Ratio 6.8% 5.6 % Indicated Dividend Yield 0.8% 1.0 % Debt/Total Capital 24.6% 24.1% 2008E ROE (a) 20.0% 15.1% 2009E ROE (a) 18.3% 16.2 % Long-Term Growth Rate (a) 22.5% 13.5 % Ratings (A.M. Best/S&P/Moody's): A-/--/-- A-/--/-- Sources: FactSet (3/12/08) and company filings. (a) IBES median consensus. (b) Excludes accumulated other comprehensive income (AOCI). 19

V Accretion/Dilution – Tower Acquires CastlePoint

V ACCRETION/DILUTION – TOWER ACQUIRES CASTLEPOINT Tower Acquisition of CastlePoint –Selected Assumptions TOWER Tower Pro Forma Ownership: 71.2% Tower Share Price: $24.38 Tower Diluted Shares Outstanding 23.6 New Shares Issued to CPHL: 9.6 Pro Forma Shares Outstanding 33.2 Tower Cash From Debt $75.0 CASTLEPOINT CPHL Pro Forma Ownership: 28.8% Implied Acquisition Pricer per Share $12.12 Tower Stock $6.38 Tower Cash Dividend 3.78 Tower Cash $1.96 Exchange Ratio 0.497x CPHL Diluted Shares (Excl. Warrants) 38.3 Less: CPHL Shares Owned by Tower (2.6) Total Shares Acquired 35.8 20

V ACCRETION/DILUTION – TOWER ACQUIRES CASTLEPOINT Tower/CPHL Accretion/Dilution Key Assumptions Timing: Q4 Close (December 31,2008) Financing: Common Equity: Tower exchange rate adjusted to correspond to purchase price sensitivity range Debt: $75mm — Interest Rate: Libor + 450 bps (~ 7.5%) CPHL Pre-Closing Dividend: $145mm — Foregone Interest and NPW reduction Purchase Accounting Adjustments: Minimal (if any) intangibles created — Amortized over 10 years TRM accounting change from brokerage to insurance company (~ $7.5 mm pre tax) Loss of Equity Income in Castlepoint Estimated Transaction Costs: $10mm Loss of Bermuda Tax Benefit: ~ $30 Loss of underwriting income from reduction of NPW (~ $9.6mm) Cost Synergies: $3.6mm per year (pre tax) Integration Cost of $3.6mm in 2009 (pre tax) Taxes: Transaction Debt: Tax Affected at ~35% Intangibles: Tax Affected at ~35% Synergies: Tax Affected at ~35% Loss of Underwriting Income: Tax Affected at 0% Dividends: Assumes Tower Dividend Per Share Maintained Following Close 21

V ACCRETION/DILUTION – TOWER ACQUIRES CASTLEPOINT Pro Forma Income Statement ($ in millions, except per share amounts) $12.12 Purchase price; combination of cash and stock plus pre-closing dividend 2009 2010 Standalone Net Income: Tower $81.4 $98.1 CastlePoint 86.1 97.4 Subtotal $167.5 $195.4 Transaction Adjustments: Cost Savings $2.3 $2.7 Integration Costs (2.3) -- Interest Expense (3.6) (3.6) Amortization of Intangibles -- -- Amortization of Debt Issuance Fees (0.1) (0.1) Loss of Equity Income from CastlePoint (3.8) (4.3) Change in TRM Accounting (5.0) (0.5) Tax Adjustment on CPHL Net Income (29.8) (33.7) Foregone Interest Income (8.0) (8.0) Reinsurance Override 3.1 3.1 Foregone Underwriting Income (9.6) (9.6) Foregone Investment Income on Underwriting Profits (0.3) (0.8) Bermuda Tax Savings 3.4 3.8 Subtotal ($53.5) ($50.8) Pro Forma Net Income $114.0 $144.6 WA Diluted Shares: Pro Forma 32.9 32.9 Tower Standalone 23.6 23.6 Earnings per Share: Pro Forma (Assuming Conversion) $3.46 $4.39 Tower Standalone 3.45 4.15 Accretion/Dilution ($) $0.01 $0.24 Accretion/Dilution (%) 0.4% 5.7% Memo: CastlePoint Marginal Tax Rate -- -- Tower Effective Tax Rate 34.6% 34.6% Sources: FactSet (3/12/08), company filings and management projections. 22

V ACCRETION/DILUTION – TOWER ACQUIRES CASTLEPOINT Sensitivity Analysis 2009E EPS Accretion/Dilution Premium to CPHL Book Value $11.57 $12.12 $12.67 $13.22 $13.77 5.0% 10.0% 15.0% 20.0% 25.0% 3.0% 0.4% (2.2%) (4.6%) (7.1%) 2009E EPS Accretion/Dilution Premium Paid per CastlePoint Book Value per Share $11.57 $12.12 $12.67 $13.22 $13.77 5.0% 10.0% 15.0% 20.0% 25.0% $0.10 $0.01 ($0.07) ($0.16) ($0.24) 2010E EPS Accretion/Dilution Premium Paid per CastlePoint Book Value per Share $11.57 $12.12 $12.67 $13.22 $13.77 5.0% 10.0% 15.0% 20.0% 25.0% 8.5% 5.7% 3.0% 0.5% (2.1%) 2010E EPS Accretion/Dilution Premium Paid per CastlePoint Book Value per Share $11.57 $12.12 $12.67 $13.22 $13.77 5.0% 10.0% 15.0% 20.0% 25.0% $0.35 $0.24 $0.13 $0.02 ($0.09) 23

V ACCRETION/DILUTION – TOWER ACQUIRES CASTLEPOINT Historical Exchange Ratio – CastlePoint/Tower 0.6500 Average 1-Month 0.4411 3-Months 0.4082 6-Months 0.4056 Since CPHL IPO 0.4427 Transaction Exchange Ratio [TBD] 0.5500 0.4500 0.4521 0.4307 0.3500 0.2500 23 Mar 07 2 Jun 07 12 Aug 07 22 Oct 07 1 Jan 08 12 Mar 08 Exchange Ratio Median Source: FactSet (3/12/08). 24

VI Accretion/Dilution – CastlePoint Acquires Tower

VI ACCRETION/DILUTION – CASTLEPOINT ACQUIRES TOWER CPHL/Tower Accretion/Dilution Key Assumptions Timing: Q4 Close (December 31,2008) • Financing: • Common Equity: Issuance size adjusted to correspond to purchase price sensitivity range • Buy-In Price: $11.03 (5% premium) • Debt: $200mm • Interest Rate: Libor + 450 bps (~ 7.5%) • Excess Cash Hand: $145mm • Foregone Interest and NPW reduction • Purchase Accounting Adjustments: • Estimated Tower Income Subject to CPHL Tax Rate: 20% • Estimated Intangibles Created: $79mm • Amortized over 10 years • Tower Investment Portfolio Amortized: $4mm benefit (pre tax) • Amortized over portfolio life • Loss of Equity Income in CastlePoint • Estimated Transaction Costs: $10mm • Cost Synergies: $3.6mm per year (pre tax) • Integration Cost of $3.6mm in 2009 (pre tax) • Taxes: • Transaction Debt: Tax Affected at Blended Rate (~ 17%) • Intangibles: Tax Affected at Tower Rate (~35%) • Synergies: Tax Affected at CPHL Rate (~0%) • Dividends: • Assumes CPHL Dividend Per Share Maintained Following Close 25

VI ACCRETION/DILUTION – CASTLEPOINT ACQUIRES TOWER Pro Forma Income Statement ($ in millions, except per share amounts) $30.48 Purchase price; [ ] buy-in at 5.0% premium 2009 2010 Standalone Net Income: CastlePoint $86.1 $97.4 Tower 81.4 98.1 Subtotal $167.5 $195.4 Transaction Adjustments: Cost Savings $3.6 $4.1 Integration Costs (3.6) -- Interest Expense (12.1) (12.1) Amortization of Intangibles (5.2) (5.2) Amortization of Debt Issuance Fees (0.3) (0.3) Loss of Equity Income from CastlePoint (3.8) (4.3) Foregone Interest Income on Cash (8.0) (8.0) Reinsurance Override 4.8 4.8 Foregone Underwriting Income (9.6) (9.6) Foregone Investment Income on Underwriting Profits (0.3) (0.8) Additional Income from Investment Portfolio Amort. 4.0 4.0 Tax Adjustment 8.4 10.1 Subtotal ($22.0) ($17.3) Pro Forma Net Income $145.5 $178.1 WA Diluted Shares: Pro Forma 70.8 70.8 CastlePoint Standalone 38.3 38.3 Earnings per Share: Pro Forma $2.05 $2.51 CastlePoint Standalone 2.25 2.54 Accretion/Dilution ($) ($0.19) ($0.02) Accretion/Dilution (%) (8.5%) (1.0%) Memo: CastlePoint Marginal Tax Rate ----Tower Effective Tax Rate 34.6% 34.6% Source: FactSet (3/12/08) company filings and management projections. 26

VI ACCRETION/DILUTION – CASTLEPOINT ACQUIRES TOWER Sensitivity Analysis 2009E EPS Accretion/Dilution Premium Paid per Tower Share $26.82 $28.04 $29.26 $30.48 $31.69 10.0% 15.0% 20.0% 25.0% 30.0% 0.0% $0.04 ($0.06) ($0.15) ($0.24) ($0.32) Prem. Paid 5.0% 0.09 (0.01) (0.10) (0.19) (0.27) per Share 10.0% 0.14 0.04 (0.06) (0.15) (0.23) for CPHL 15.0% 0.18 0.08 (0.01) (0.10) (0.18) Com. Stock 20.0% 0.22 0.12 0.03 (0.06) (0.14) 2009E EPS Accretion/Dilution Premium Paid per Tower Share $26.82 $28.04 $29.26 $30.48 $31.69 10.0% 15.0% 20.0% 25.0% 30.0% 0.0% 2.0% (2.6%) (6.8%) (10.7%) (14.3%) Prem. Paid 5.0% 4.1% (0.4%) (4.6%) (8.5%) (12.2%) per Share 10.0% 6.2% 1.6% (2.6%) (6.5%) (10.1%) for CPHL 15.0% 8.1% 3.6% (0.6%) (4.5%) (8.1%) Com. Stock 20.0% 9.9% 5.4% 1.3% (2.6%) (6.2%) 2010E EPS Accretion/Dilution Premium Paid per Tower Share $26.82 $28.04 $29.26 $30.48 $31.69 10.0% 15.0% 20.0% 25.0% 30.0% 0.0% $0.26 $0.14 $0.02 ($0.08) ($0.18) Prem. Paid 5.0% 0.32 0.20 0.08 (0.02) (0.12) per Share 10.0% 0.38 0.25 0.14 0.03 (0.07) for CPHL 15.0% 0.43 0.31 0.19 0.09 (0.01) Com. Stock 20.0% 0.48 0.36 0.24 0.14 0.04 2010E EPS Accretion/Dilution Premium Paid per Tower Share $26.82 $28.04 $29.26 $30.48 $31.69 10.0% 15.0% 20.0% 25.0% 30.0% 0.0% 10.3% 5.4% 0.8% (3.3%) (7.2%) Prem. Paid 5.0% 12.6% 7.7% 3.2% (1.0%) (4.8%) per Share 10.0% 14.8% 9.9% 5.4% 1.3% (2.6%) for CPHL 15.0% 16.9% 12.1% 7.6% 3.4% (0.4%) Com. Stock 20.0% 18.9% 14.1% 9.6% 5.5% 1.6% 27

VI ACCRETION/DILUTION – CASTLEPOINT ACQUIRES TOWER CastlePoint Potential P/E Multiple Expansion ($ in millions; except per share amounts) Pro Forma P/E CPHL Share Price Change Prem. to Current Price 10.0% 15.0% 20.0% 25.0% 30.0% Implied TWGP Price $26.82 $28.04 $29.26 $30.48 $31.69 Pro Forma CPHL + TWGP EPS $2.34 $2.24 $2.14 $2.05 $1.97 6.0x 33.6% 27.7% 22.3% 17.4% 12.7% 6.5 44.7% 38.4% 32.5% 27.1% 22.1% 7.0 55.9% 49.0% 42.7% 36.9% 31.5% 7.5 67.0% 59.7% 52.9% 46.7% 40.9% 8.0 78.1% 70.3% 63.1% 56.5% 50.3% CPHL 2009 IBES Median EPS $2.20 Current Multiple 4.8x Current Share Price $10.50 Pro Forma Multiple Source: FactSet (3/12/08). 28

PROJECT REUNION Appendix

APPENDIX Insurance Universe: Valuation Snapshot ($ in millions; except per share amounts) % of 52-Week Market P/E ROE Dividend Company High Low Cap. 2008E 2009E LTGR P/B 2008E 2009E Yield Selected Specialty: Markel 81.0% 108.0% $4,388 14.1x 15.4x 12.0% 1.66x 10.8% 9.0 % NA Navigators 80.3 112.7 892 9.3 9.1 12.0 1.35 13.6 12.3 NA Philadelphia 67.8 103.6 2,287 8.5 8.3 15.0 1.48 16.4 14.2 NA RLI 84.5 100.0 1,123 12.1 11.7 11.5 1.47 12.2 11.5 1.8 % Tower 68.7 101.0 571 8.3 7.2 22.5 1.83 20.0 18.3 0.8 W.R. Berkley 82.8 105.6 4,925 7.4 7.3 13.0 1.41 18.2 16.8 0.7 Mean (a) 79.3% 106.0% 10.3x 10.4x 12.7% 1.47x 14.2% 12.8% 1.3 % Median (a) 81.0 105.6 9.3 9.1 12.0 1.47 13.6 12.3 1.3 Selected Bermuda: Aspen 91.3% 122.4% $2,369 6.3x 6.3x 10.0% 1.02x 15.4% 13.6% 2.2 % CastlePoint 63.6 103.8 405 5.8 4.8 13.5 0.95 15.1 16.2 1.0 Endurance 87.1 112.9 2,273 6.1 6.0 12.0 1.07 16.7 14.8 2.7 Odyssey 79.8 108.4 2,462 10.4 10.4 13.5 0.97 9.0 8.4 0.7 Partner Re 90.9 113.4 4,115 7.3 7.4 5.0 1.12 15.1 13.5 2.3 Platinum 88.3 108.2 1,758 6.9 7.0 12.5 1.03 14.5 13.1 1.0 Mean (a) 87.5% 113.1% 7.4x 7.4x 10.6% 1.04x 14.1% 12.7% 1.8 % Median (a) 88.3 112.9 6.9 7.0 12.0 1.03 15.1 13.5 2.2 Primary: ACE 85.1% 102.3% $17,969 7.3x 7.1x 13.0% 1.11x 14.3% 13.0% 2.0 % Arch 86.9 103.8 4,355 6.5 6.4 10.0 1.21 17.1 14.7 NA EverestRe 81.9 101.0 5,877 7.2 7.1 7.3 1.03 14.1 12.4 2.1 Max Re 87.8 111.1 1,489 6.8 6.4 12.0 0.96 14.2 13.9 1.3 Argo Group 71.5 100.0 1,088 8.6 7.6 12.0 0.79 8.9 9.2 NA Mean 82.7% 103.7% 7.3x 6.9x 10.9% 1.02x 13.7% 12.6% 1.8 % Median 85.1 102.3 7.2 7.1 12.0 1.03 14.2 13.0 2.0 Source: FactSet (03/12/08), SNL and company filings. (a) Summary statistics exclude Tower and CastlePoint. 29